INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as restated March 1, 2011) (the “Plan”), is hereby further amended, effective March 7, 2011, unless otherwise indicated, as follows:

1.
By replacing the table in Section D-1-2 Eligibility to Share in the Profit Sharing Feature of Supplement D-1,  Provisions Relating to the Profit Sharing Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)2
Anchorage Sand & Gravel Company, Inc. (excluding President)	January 1, 1999
Baldwin Contracting Company, Inc.	January 1, 1999
Bell Electrical Contractors, Inc.	January 1, 2002
Bitter Creek Pipelines, LLC1/3	January 1, 2010 (January 1, 2001)
Cascade Natural Gas Corporation	January 1, 2011 July 2, 2007
Concrete, Inc.	January 1, 2001
Connolly-Pacific Co.	January 1, 2007
DSS Company	January 1, 2004 (July 8, 1999)
E.S.I., Inc.	January 1, 2008 (January 1, 2003)
Fairbanks Materials, Inc.	May 1, 2008
Frebco, Inc.	January 1, 2008 (July 1, 2000)
Granite City Ready Mix, Inc.	June 1, 2002

Participating Affiliate	Current Effective Date (Original Effective Date)2
Great Plains Natural Gas Co.	January 1, 2008
Hawaiian Cement (non-union employees hired after December 31, 2005)	January 1, 2009
Intermountain Gas Company	January 1, 2011
Jebro Incorporated	November 1, 2005
Kent’s Oil Service	January 1, 2007
Knife River Corporation – Northwest (the Central Oregon Division, f/k/a HTS)	January 1, 2010 (January 1, 1999)
Knife River Corporation – Northwest (the Southern Idaho Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation – Northwest (the Spokane Division)	January 1, 2010 (January 1, 2006)
Knife River Corporation - South (f/k/a Young Contractors, Inc.)	January 1, 2008 (January 1, 2007)
LTM, Incorporated	January 1, 2003
Montana-Dakota Utilities Co. (including union employees)	January 1, 2008
Oregon Electric Construction, Inc.3	March 7, 2011
Wagner Industrial Electric, Inc.	January 1, 2008
Wagner Smith Equipment Co.	January 1, 2008 (July 1, 2000)
WBI Holdings, Inc.1/3	January 1, 2009
WHC, Ltd.	September 1, 2001

Participating Affiliate	Current Effective Date (Original Effective Date)2
Williston Basin Interstate Pipeline Company1/3	January 1, 2009

1Eligible employees participating in a management incentive compensation plan or an executive incentive compensation plan are not eligible for a Profit Sharing Contribution. Employees of the Total Corrosion Solutions division of Bitter Creek Pipelines, LLC are excluded from this feature.
2In the event a Participating Affiliate adopts a Profit Sharing Feature on a date other than January 1, effective as of the date of participation in the Plan, the amount of any such contribution allocated to a Supplement D-1 Participant shall be based upon Compensation, received while in the employ of the Participating Affiliate after the date of acquisition by the Company or any Affiliate.
3Requirement to be an Active Employee on the last day of the Plan Year does not apply.

Explanation: This amendment adds Oregon Electric Construction, Inc. (OEG) as a Participating Affiliate of Supplement D-1 of the K-Plan as the result of OEG ceasing participation in a defined contribution multiemployer pension plan.

2.	Effective March 1, 2011, by replacing the second sentence of the second paragraph of Section D-1-4 Vesting of Supplement D-1 with the following two sentences:

Service with a Supplement D-1 Company, the Company, and all Affiliates shall be recognized for purposes of this Paragraph, including, but not limited to, service that occurred prior to the effective date of Supplement D-1, applying these rules as if the Supplement D-1 Company (and its affiliates at that time) were Affiliates under the Plan.  Supplement D-1 Participants who were employed with Ideal Builders, Inc. on the date of acquisition on August 29, 2008 by Knife River Corporation – Northwest (the Southern Idaho Division) will have prior years of service recognized towards Years of Vesting Service.

Explanation: This amendment clarifies the current practice that Hours of Service with any Affiliate are included for the purpose of determining vesting years of service for Profit Sharing Contributions, and that years of vesting service with Ideal Builders, Inc. will be included for Supplement D-1 Participants employed as a result of the acquisition.

3.
By replacing the table in Section D-2-2 Eligibility to Share in the Retirement Contribution of Supplement D-2,  Provisions Relating to the Retirement Contribution Feature for Certain Participating Affiliates, in its entirety, with the following:

Participating Affiliate	Current Effective Date (Original Effective Date)	Special Contribution Amount – Percentage of Compensation
Bitter Creek Pipelines, LLC1	January 1, 2006 (January 1, 2001)	5%
Cascade Natural Gas Corporation (non-bargaining)	January 1, 2011 (July 2, 2007)	5%
Cascade Natural Gas Corporation (Field Operations Bargaining Unit employees hired on or after 1/1/2007)	July 2, 2007	4%
Fidelity Exploration & Production Company2	January 1, 2006 (July 2, 2001)	5%
Great Plains Natural Gas Co.	January 1, 2003	5%
Hamlin Electric Company	January 1, 2005	5%
Intermountain Gas Company	January 1, 2011 (October 12, 2008)	5%
Oregon Electric Construction, Inc.	March 7, 2011	6%
Rocky Mountain Contractors, Inc. (Union)3	January 1, 2008	3%
Rocky Mountain Contractors, Inc.	January 1, 2005	5%

1The following participants of Bitter Creek Pipelines, LLC are excluded: Brien Beadle, Grady Breipohl, Jon Forbes, Richard Guderjahn, Steven Haag, Raymond Harms, Wade Hasler, Douglas Henry, Pamela Lynn, Todd Mandeville, Marlin Mogan, Dale Sudbrack, and Barbara Sunford due to participation in the appropriate pension plan replacement contribution.
2The following participants of Fidelity Exploration & Production Company are excluded: Harlan R. Jirges, Timothy M. Ree, Marvin E. Rygh, Judy A. Schmitt, and Dennis M. Zander due to participation in the appropriate pension plan replacement contribution.
3Requirement to be compensated for 1,000 hours of service does not apply to Rocky Mountain Contractors, Inc. (Union).

Explanation: This amendment adds OEG as a Participating Affiliate of Supplement D-2 of the K-Plan as the result of OEG ceasing participation in a defined contribution multiemployer pension plan.

4.	Effective March 1, 2011, by replacing the second sentence of the second paragraph of Section D-4 Vesting in each of Supplements D-2 through Supplement D-7 with the following:

Service with a Supplement D-[applicable supplement number] Company, the Company, and all Affiliates shall be recognized for purposes of this Paragraph, including, but not limited to, service that occurred prior to the effective date of Supplement D-[applicable supplement number], applying these rules as if the Supplement D-[applicable supplement number] Company (and its affiliates at that time) were Affiliates under the Plan.

Explanation: This amendment clarifies the current practice that Hours of Service with any Affiliate are included for the purpose of determining vesting years of service for Profit Sharing and Retirement Contributions.

5.	By replacing the following entry to Schedule A of the Plan for Oregon Electric Construction, Inc.:

Oregon Electric Construction, Inc. (“OEG”) shall make a matching contribution equal to one hundred percent (100%) of each OEG employee’s participating savings contribution, up to the maximum savings contribution of two (2%) of compensation for each pay period.  Prior to March 7, 2011, OEG did not make matching contributions for OEG employees.

Effective March 7, 2011.

Explanation: This change updates Schedule A to add matching contributions for eligible employees of OEG as a result of OEG ceasing participation in a defined contribution multiemployer pension plan.

IN WITNESS WHEREOF, MDU Resources Group, Inc., as Sponsoring Employer of the Plan, has caused this amendment to be duly executed by a member of the MDU Resources Group, Inc. Employee Benefits Committee (“EBC”) on this 29th day of March, 2011.

MDU RESOURCES GROUP, INC.
EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Doran N. Schwartz
Doran N. Schwartz, Chairman